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                                                                     EXHIBIT 4.1

                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

        This Second Amended and Restated Registration Rights Agreement is made as of September 21, 1999, by and among Virage, Inc., a Delaware corporation ("Company"), each of the persons listed on the Schedule of Purchasers attached hereto ("Purchasers") and each of the persons listed on the Schedule of Existing Shareholders attached hereto ("Existing Shareholders").

                                    RECITALS:

        A. The Company, various of the Purchasers and various of the Existing Shareholders have previously entered into the Amended and Restated Registration Rights Agreement dated January 27, 1999.

        B. The Company, the Purchasers and the Existing Shareholders desire to amend and restate the Amended and Restated Registration Rights Agreement dated January 27, 1999 in its entirety as set forth herein.

        C. Concurrently with the execution of this Agreement, the Purchasers are purchasing shares of Series E Preferred Stock ("Series E Preferred") of the Company and the Company is entering into this Second Amended and Restated Registration Rights Agreement in consideration of such purchase.

        1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               (a) "Investor" shall mean any holder of Underlying Common Stock, but only if such holder is a Purchaser or a transferee of registration rights from an Investor as permitted under Section 11. An Investor shall include a registered owner of all or any portion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred to the extent of the shares of Common Stock remaining issuable upon conversion thereof.

               (b) "Underlying Common Stock" shall mean (i) the shares of Common Stock issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred and (ii) the shares of Common Stock remaining issuable upon conversion of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, together with all shares of Common Stock and other securities issued or issuable in respect of the Common Stock referred to in clauses (i) and (ii) by reason of stock splits, stock dividends, combinations, mergers, exchanges or other reclassifications or recapitalizations, provided that the term "Underlying Common Stock" shall exclude all shares of Common Stock sold by an Investor in an offering registered under the Securities Act or Rule 144 thereunder.


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               (c) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

               (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

               (e) "Holder" shall mean the Investors and the Existing Shareholders.

               (f) "Registrable Stock" shall mean the Underlying Common Stock and Common Stock held by, or issuable upon, exercise, conversion or exchange of options, warrants or convertible or exchangeable securities held by, the Existing Shareholders, provided that the term "Registrable Stock" shall exclude all shares of Common Stock sold by an Existing Shareholder in an offering registered under the Securities Act or Rule 144 thereunder.

               (g) "Purchaser" shall mean a purchaser of the Series E Preferred and their permitted transferees.

               (h) "Series A Preferred" shall mean Preferred Stock, no par value, of the Company and designated as Series A Preferred Stock.

               (i) "Series B Preferred" shall mean Preferred Stock, no par value, of the Company and designated as Series B Preferred Stock.

               (j) "Series C Preferred" shall mean Preferred Stock, no par value, of the Company and designated as Series C Preferred Stock.

               (k) "Series D Preferred" shall mean Preferred Stock, no par value, of the Company and designated as Series D Preferred Stock.

               (l) "Series E Preferred" shall mean Preferred Stock, no par value, of the Company and designated as Series E Preferred Stock.

        2. Demand Registration

               (a) Exercise of Right. If at any time after the earlier of the Company's initial registered public offering or the second anniversary of the closing of the initial sale and issuance of the Series E Preferred (the "Series E Closing") and prior to the tenth anniversary of the Series E Closing (but not within three months of the effective date of a Registration Statement other than on Form S-4 or S-8 or an equivalent successor form), the Company receives a request from Investors of at least 50% of the Underlying Common Stock or at least 50% of the Series E Preferred ("Initiating Investors") for the registration of at least 25% of the Underlying Common Stock held by the Initiating Investors (or any lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, is more than $2,000,000), the Company will prepare and file with the Securities and Exchange Commission a Registration Statement with respect to a public offering of the Underlying Common Stock which the Investors making such request desire to include in a public offering. In the event that a request for


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registration is made by less than all of the Investors, the Company will notify within ten (10) days after receipt thereof all other Investors of such request and any other Investor must notify the Company within thirty (30) days after such notice from the Company if it wishes to join in the request. The Company shall cause a Registration Statement to be filed as soon as practicable but in no event later than ninety (90) days after receipt of the initial request for registration, provided that the Company may defer the filing of a Registration Statement for up to ninety (90) days after the request for registration is made if the Board of Directors of the Company determines in good faith that it would be seriously detrimental to the Company to file the Registration Statement without such deferral; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. The Company shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable and to remain effective for at least one hundred eighty
(180) days.

               (b) Underwriting. If the Initiating Investors intend to distribute the Underlying Common Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection (a) and the Company shall include such information in its written notice to the other Investors. The right of any Investor to registration pursuant to this Section shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Underlying Common Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Investors, the managing underwriter and such Investor) to the extent provided herein. The Company shall (together with all Investors proposing to distribute their Underlying Common Stock) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Investors.

               (c) Marketing Limitations. Notwithstanding any other provision of this Section if the managing underwriter advises the Initiating Investors in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Investors shall so advise all Investors holding Underlying Common Stock and the number of shares of Underlying Common Stock that may be included in the registration and underwriting shall be allocated among all Investors desiring to participate in such registration in proportion, as nearly as practicable, to the respective shares of Underlying Common Stock held by such Investors at the time of filing the Registration Statement and no securities held by any person other than an Investor shall be included therein. No Underlying Common Stock or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Except with the consent of the Investors who own at least the 67% of the Underlying Common Stock to be included in the registration, the Company shall not include securities for its own account or for the account of any person (other than the shares of Common Stock held by the Investors that are included in the registration in accordance with the provision of this Section 2) in any registration undertaken pursuant to this subsection and neither the Company nor any person or Investor whose shares were not included in the registration shall sell any such securities in a public offering until at least one hundred eighty (180) days following the effective date of the registration or, for such other period as may be determined by Investors of at least 67% of the Underlying Common Stock.

               (d) Withdrawal. Any Investor may, at any time prior to the effectiveness of a Registration Statement, withdraw its Underlying Common Stock therefrom. The Company shall


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be obligated to register Underlying Common Stock pursuant to this Section 2 on only two occasions; provided that if prior to the effectiveness of a Registration Statement, the number of Investors participating or the number of shares of Underlying Common Stock included would not be sufficient to initiate a registration pursuant to this Section 2, the Company may withdraw its Registration Statement and, unless such insufficiency resulted from shares of Underlying Common Stock being withdrawn as a result of a material adverse event or circumstance relating to the Company which was not known to the Initiating Investors at the time of their request for registration, the Company will be deemed to have satisfied one of its obligations to register Underlying Common Stock under this Section 2.

        3. Piggyback Registration.

               (a) Right to Join in Registration. If at any time prior to the expiration of ten (10) years following the date of the Series E Closing the Company proposes to file a Registration Statement under the Securities Act seeking registration of any securities of the Company for sale for cash to the public either for its own account or for the account of any holder of securities of the Company, the Company shall notify, in writing, each Holder of its intention to file such Registration Statement and in addition to, and independent of, the rights afforded by Section 2, will afford each Holder the opportunity to request inclusion in such Registration Statement of all or any part of its Registrable Stock. If any Holder desires to join in such Registration Statement, it shall, within thirty (30) days after the date of mailing such notice by the Company, notify the Company, in writing, of the number of shares of Registrable Stock it desires to include in any such Registration Statement. If a Holder requests inclusion of any Registrable Stock in such Registration Statement and if such public offering is to be underwritten, the Company will cause the underwriters of the offering to purchase and sell such Registrable Stock. The right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting unless otherwise agreed to by the Company.

               (b) Marketing Limitation. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise the Holders and the other persons distributing their securities through such underwriting, and (i) Common Stock held (or issuable upon conversion or exercise of securities held) by any person who does not have contractual rights of registration shall first be excluded,
(ii) if such exclusion is not sufficient, Common Stock held (or issuable upon conversion or exercise of securities held) by the Existing Shareholders and any person, other than Holders, who are not excluded under clause (i) above shall be excluded, and (iii) if such exclusion is not sufficient, shares of Underlying Common Stock held by the Investors shall be excluded to the extent required to permit the number of shares of Underlying Common Stock that may be included in the registration and underwriting to be allocated among all such Investors and other persons in proportion, as nearly as practicable, to the number of shares of Underlying Common Stock held by all such Investors at the time of filing the Registration Statement, provided that (i) no such inclusion of Registrable Stock or Common Stock by the underwriter may reduce the securities being offered by the Company for its own account in the first such underwriting and may not reduce such securities being offered by the Company for its own account by more than twenty percent (20%) in any subsequent underwriting, and (ii) except as provided above with respect to Existing Shareholders, no securities held by an employee (or former employee) of the


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Company may be included in the registration without the prior written consent of
Investors holding at least 67% of the Underlying Common Stock held by the Investors and to be included in the registration. No Common Stock, Registrable Stock or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Holders who hold securities of the Company which were not included in the registration shall not sell such securities in a public offering until at least one hundred eighty (180) days following the effective date of the registration, or for such other shorter period as may be determined by the Company and Investors holding at least 67% of the Underlying Common Stock held by all Investors.

               (c) Withdrawal. The Company may decline to file a Registration Statement after notice to each Holder, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that it shall promptly notify each Holder, in writing, of any such action. Any Holder may, at any time prior to the effectiveness of a Registration Statement filed pursuant to this Section 3, withdraw its Registrable Stock therefrom. The fact that any Registrable Stock has been the subject of a request for registration pursuant to this Section 3 shall not prevent such Common Stock from being the subject of future requests for registration pursuant to this
Section 3 or Sections 2 or 4 if such Registrable Stock was not sold in a public offering pursuant to the Registration Statement with respect to which the prior request was made.

        4. Form S-3 Registration. The Company will use its best efforts to qualify for registration on Form S-3 (references to Form S-3 to include any substantially equivalent successor form) and to that end, the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act within twelve (12) months following the effective date of the first registration of any securities of the Company, provided that securities have been sold to the public pursuant to such registration. After the Company has qualified for the use of Form S-3, the Investors holding Underlying Common Stock shall have the right to request an unlimited number of registrations on Form S-3 under this Section 4 (each such request shall be in writing and shall state the number of the shares of Underlying Common Stock to be disposed of and the intended method of disposition of such shares by such Investor or Investors), provided that the Company shall not be required to effect more than two registrations pursuant to this Section 4 in any twelve-month period, and shall not be required to effect a registration unless the Investors requesting registration propose to dispose of shares of Underlying Common Stock that they reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $750,000. The Company shall give notice to all Investors of the receipt of a request for registration pursuant to this Section 4 and shall provide a reasonable opportunity for other Investors to participate in the registration. Subject to the foregoing, the Company shall use its best efforts to effect promptly the registration of all shares of Underlying Common Stock on Form S-3, to the extent requested by the Investors.

        5. State Qualification. In connection with any registration of Registrable Stock pursuant to Sections 2, 3 or 4 or the sale of Registrable Stock pursuant to Rule 144 under the Securities Act, the Company will use its best efforts to qualify the offering under such state securities laws as the Holders requesting registration shall reasonably request or to otherwise satisfy the requirements of such state securities laws.


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        6. Expenses of Registration. In connection with any Registration
Statements prepared and filed in accordance with Sections 2, 3 or 4, the Company will bear the entire expense of the (i) preparation and filing of such Registration Statement, (ii) furnishing of such number of copies of the prospectus included therein as may be reasonably required in connection with the offering, (iii) qualification of such offering under such state securities laws as the Holders requesting registration shall request, (iv) the fees and expenses of counsel for the Company and the fees and expenses of one counsel for the Holders. The Holders shall pay all selling expenses attributable to their Registrable Stock that is included in the Registration Statement, including underwriting commissions and discounts.

        7. Legal Opinion; Accountant's Letter. The Company shall furnish to each Holder of Registrable Stock included in a Registration Statement a signed counterpart, addressed to each such Holder and their underwriters, if any, of:

                      (i) an opinion of counsel for the Company, dated the effective date of the Registration Statement; and

                      (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement; covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

        8. Indemnification.

               (a) Indemnification by Company. In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder requesting or joining in a registration of such securities, each of its officers, directors and partners and such Holder's legal counsel and accountants, each underwriter (as defined in the Securities Act) and each controlling person of each of the foregoing, if any, (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which any of them may be subject under the Securities Act or Exchange Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in any offering circular or Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by the Company of the Securities Act or any Blue Sky law or any other statute or common law, or any rule or regulation promulgated under the Securities Act or Exchange Act or any Blue Sky law or any other law, applicable to the Company in connection with any such registration, qualification or compliance, and shall


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reimburse each such person entitled to indemnification under this subsection (a)
for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action including if requested by Holders holding a majority of the Registrable Stock included in the registration, the fees and disbursements of separate counsel designated by Holders holding a majority of such Registrable Stock; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement (or alleged untrue statement unless it is ultimately determined that such alleged untrue statement is not actionable) or omission (or alleged omission unless it is ultimately determined that such alleged omission is not actionable) made in such offering circular, Registration Statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such person, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the person seeking indemnification and shall survive transfer of such securities by such Holder.

               (b) Indemnification by Holders. The Company may require as a condition to having the Registrable Stock included among the securities as to which such registration is being effected that each Holder requesting or joining in a registration agree (severally and not jointly) to indemnify the Company, its directors and officers and its legal counsel and accountants, each underwriter (as defined in the Securities Act), each controlling person of each of the foregoing and each other such Holder, each of its officers, directors and partners and each controlling person of such Holder, against any losses, claims, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may become subject under the Securities Act or Exchange Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any offering circular or Registration Statement under which such securities were registered under the Securities Act at the request of such Holder pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary prospectus, summary prospectus, prospectus or amendment or supplement thereto, solely in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein, and to reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, provided that a Holder's total liability under any indemnity given pursuant to this subsection (b) shall not exceed the net proceeds received by such Holder from the sale of stock pursuant to the registration.

               (c) Notice of Claim. Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notification of any claim as to which indemnity may be sought, and shall permit the


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Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) if the claim is made under clause (a) above, the Holders of a majority of the Registrable Stock included in the Registration will have the right to designate separate counsel, (ii) if separate counsel is not designated under clause (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and (iii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection (c). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

        9. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable, or insufficient to hold harmless an Indemnified Party with respect to any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damage or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however that each Holder's liability under this Section 10 shall not exceed such Holder's net proceeds from the offering of securities made in connection with a registered offering pursuant to this Agreement. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section 10 each person, if any, who controls, within the meaning of the Securities Act, any Indemnified Party shall have the same rights to contribution as such Indemnified Party, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, will notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 10. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

        10. Transfer of Registration Rights. The rights to cause the Company to register Underlying Common Stock granted to the Investors may only be assigned to a transferee in


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connection with the transfer or assignment by an Investor of at least 20% of the
Underlying Common Stock (including the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred) held by such Investor or to any transferee or assignee who is an affiliate, a general or limited partner or retired general or limited partner of such Investor or any affiliate of such Investor or a limited partnership or limited liability company member or retired limited liability company member of such transferee or assignee, provided that such transfer or assignment is otherwise effected in accordance with applicable securities laws and that any such transferee or assignee agrees in writing to be bound by the terms of this Agreement. The rights of an Existing Shareholder under this Agreement are not transferable or assignable (voluntarily, involuntarily or by operation of law) except they may be assigned in connection with a Permitted Family Transfer (as defined under the Purchasers and Existing Shareholders Agreement dated April 3, 1995 by and among the Company and the individuals and entities set forth therein) and in the event of a Permitted Family Transfer the term "Existing Shareholder" shall include such permitted transferees.

        11. Information by Holder. The Holder or Holders of Registrable Stock included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

        12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may at any time permit the sale of the Underlying Common Stock to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public and to use its best efforts to cause its Common Stock to be quoted in the National Association of Securities Dealers, Inc.'s electronic interdealer quotation system known as NASDAQ.

               (b) Filing. File with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements).

               (c) Evidence of Compliance. So long as an Investor owns any Underlying Common Stock to furnish to the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.


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               (d) Other Action. The Company, at its expense, will also take such other action necessary or desirable to permit the Investors to sell the Underlying Common Stock pursuant to the requirements of Rule 144 and all applicable securities laws of such states as the Investors desiring to sell the Underlying Common Stock shall request.

        13. Other Registration Rights. The Company will not grant to any existing or future holder of its securities any rights to require the Company to register such securities under the Securities Act that are more favorable than those provided for herein and will not grant any registration rights that diminish or adversely affect the registration rights of Investors hereunder or that could result in a reduction in the amount of any securities of the Investors that are included in any registration if the managing underwriter in any offering determined that marketing factors required the limitation of the number of shares of Common Stock or other securities to be included in the offering, provided that the foregoing shall not prohibit the Company from granting future purchasers of securities the right to participate with the Investors on a pro rata basis in the exercise of "piggyback" registration rights in offerings where no marketing cutback rights are exercised by the underwriters.

        14. Notices. All notices hereunder shall be in writing and shall be given by personal delivery or by registered or certified mail (postage prepaid and return receipt requested) or by courier or other delivery service (which obtains a receipt evidencing delivery) or by facsimile transmission addressed
(i) to any Purchaser at its address as set forth in the Schedule of Purchasers,
(ii) to any Existing Shareholder at his address set forth in the Schedule of Existing Shareholders, (iii) to any subsequent Holder at its address which it gives in the manner herein specified to the other parties to this Agreement and
(iv) to the Company, at its address set forth below:

                      Virage, Inc.
                      177 Bovet Road, Suite 520
                      San Mateo, California 94402

                      Attn:  Paul Lego, President
                      Facsimile:  (650) 573-3211

or such other address as any party may designate to the other parties hereto in accordance with the aforesaid procedure. All notices shall be deemed to have been given as of the date of personal delivery, delivery by a courier or as of the date of deposit in the United States mail, as the case may be.

        15. Assignment, Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted transferees, heirs, executors, legal representatives and successors; provided that an Existing Shareholder's rights hereunder may only be assigned in connection with a Permitted Family Transfer as provided in Section 11.

        16. Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties intend that in addition to all other legal or equitable remedies available, injunctive relief and the remedy of specific performance may be utilized in the event of the breach or threatened breach of this Agreement.

        17. Entire Agreement. This Agreement contains the sole and entire understanding of the parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are merged herein.

        18. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance either retroactively or prospectively) with (but only with) the written consent of the Company and the Investors holding at least 67% of the Underlying Common Stock; provided that (i) no such amendment or waiver shall affect the provisions of
Section 3(b) and this Section 18 without the written consent of all Investors, and (ii) any amendment that has a material adverse effect on the rights of the Existing Shareholders under any section of this Agreement which specifically grants rights to the Existing Shareholders, shall also require the written consent of Existing Shareholders holding at least a majority of the Registrable Stock held by all Existing Shareholders. No such waiver shall extend to or affect any obligation not expressly waived.

        19. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

        20. Governing Law. The validity, legality, enforceability and interpretation of this Agreement shall be governed by the laws of the State of California, without giving effect to principles of conflicts of laws.

            (The remainder of this page is intentionally left blank.)


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

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.


COMPANY:

VIRAGE, INC.


By: /s/ Paul Lego
   -----------------------------------------


Its: President and Chief Executive Officer
    ----------------------------------------

PURCHASERS:

--------------------------------------------


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------


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